EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pallet Recylcing Associates of North America, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                   SCHUTTA, NELSON & ZEMBAL, LTD.
                                   /s/ SCHUTTA, NELSON & ZEMBAL, LTD.


Minneapolis, Minnesota
August 30, 1996